UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street Suite 400
San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Royalty Interest Global Amendments

On November 17, 2025, Jaguar Health, Inc. (the “Company”) entered into amendments (the “Royalty Interest Global Amendments No. 3”) to (i) the royalty interest in the original principal amount of $12 million (the “October 2020 Royalty Interest”) with Iliad Research and Trading, L.P. (“Iliad”), as amended, (ii) the royalty interest in the original principal amount of $12 million (the “December 2020 Royalty Interest”) with Uptown Capital, LLC (f/k/a Irving Park Capital, LLC; “Uptown”), as amended, and (iii) the royalty interest in the original principal amount of $12 million (the “August 2022 Royalty Interest” and, together with the October 2020 Royalty Interest and the December 2020 Royalty Interest, the “Royalty Interests”) with Streeterville Capital, LLC (“Streeterville” and, together with Iliad and Uptown, the “Investors”), pursuant to which, beginning on April 1, 2026, the monthly Royalty Payment under each of the Royalty Interests shall be the greater of (a) $750,000.00, and (b) the actual Royalty Payment amount the respective Investor is entitled to for such month pursuant to the terms of such Royalty Interest.

The foregoing description of the Royalty Interest Global Amendments No. 3 does not purport to be complete and is qualified in its entirety by reference to the Royalty Interest Global Amendments No. 3, copies of which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.

Note Amendment

On November 17, 2025, the Company and Napo Pharmaceuticals, Inc., the Company’s wholly-owned subsidiary (“Napo” and together with the Company, the “Borrower”), entered into an amendment (the “Note Amendment No. 2”) with Streeterville to the secured promissory note in the original principal amount of $6,220,812.50 (as amended, the “Note”) issued by Borrower to Streeterville on January 19, 2021 pursuant to that certain Note Purchase Agreement among the same parties dated as of the even date (as amended, the “Note Purchase Agreement”). Pursuant to the Note Amendment No. 2, the maturity date of the Note is extended to April 1, 2026.

The foregoing description of the Note Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the Note Amendment No. 2, a copy of which is filed herewith as Exhibit 4.4 and incorporated herein by reference.

Exchange Transaction

As previously disclosed, on June 27, 2025, the Company sold and issued to Streeterville an aggregate of 90 shares of Series M Perpetual Preferred Stock (the “Series M Preferred Stock”) in a privately negotiated exchange agreement.

On November 17, 2025, the Company entered into a privately negotiated exchange agreement with Streeterville (the “Exchange Agreement”), pursuant to which the Company issued an aggregate of 361,271 shares of the Company’s common stock, par value $0.0001 (the “Common Exchange Shares”) to Streeterville in exchange for 25 outstanding shares of Series M Preferred Stock held by Streeterville (the “Exchanged Preferred Shares”). Upon completion of such exchange transaction, the Exchanged Preferred Shares were cancelled and retired.

The Exchange Agreement includes representations, warranties, and covenants customary for a transaction of this type.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the Exchange Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 under the headings “Royalty Interest Global Amendments” and “Note Amendment” is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 under the heading “Exchange Transaction” is hereby incorporated by reference into this Item 3.02 in its entirety. The Common Exchange Shares were issued in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Global Amendment dated November 17, 2025, by and between Jaguar Health Inc. and Illiad Research and Trading, L.P.
4.2	Global Amendment dated November 17, 2025, by and between Jaguar Health Inc. and Uptown Capital, LLC

4.3	Global Amendment dated November 17, 2025, by and between Jaguar Health Inc. and Streeterville Capital, LLC

4.4	Note Amendment dated November 17, 2025, by and between Jaguar Health Inc. and Streerterville Capital, LLC

10.1	Exchange Agreement dated November 17, 2025, by and between Jaguar Health Inc. and Streeterville Capital, LLC

104	Cover Page Interactive Data File (embedded wihtin the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jaguar Health, Inc

Date:	November 19, 2025	By:	/s/ Lisa A. Conte
Lisa A. Conte President and Chief Executive Officer